                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                           AVIATION DISTRIBUTORS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           AVIATION DISTRIBUTORS, INC.

                                One Capital Drive
                          Lake Forest, California 92630

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 13, 2001

                    (APPROXIMATE MAILING DATE: JULY 12, 2001)


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of AVIATION DISTRIBUTORS, INC., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company at One Capital Drive, Lake Forest, California 92630, on Monday, August 13, 2001 at 10:00 A.M. local time, for the following purposes:

         1. To elect five members of the Board of Directors to serve until the next Annual Meeting of Stockholders;

         2. To consider and act upon the ratification of the appointment of Grant Thornton, LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2001; and

         3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on July 9, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Only holders of the Company's Common Stock at the close of business on the record date are entitled to vote at the Meeting.

         You are cordially invited to attend the Meeting in person. However, whether you plan to attend or not, we urge you to complete, date, sign, and return the enclosed proxy promptly in the envelope provided, to which no postage need be affixed if mailed in the United States, in order that as many shares as possible may be represented at the Meeting.


                       BY ORDER OF THE BOARD OF DIRECTORS


                           ---------------------------
                           Bruce H. Haglund, Secretary



                             Lake Forest, California
                                  July 12, 2001

                           AVIATION DISTRIBUTORS, INC.

                           ---------------------------

                                One Capital Drive
                          Lake Forest, California 92630

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

                                  July 12, 2001

                           ---------------------------


                             SOLICITATION OF PROXIES

DATE, TIME, AND PLACE

         This Proxy Statement and the accompanying proxy/voting instruction card ("Proxy Card") are being mailed beginning on or about the date shown above, to holders of common shares (the "Stockholders") in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or "Board") of AVIATION DISTRIBUTORS, INC., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders (the "Meeting"), to be held at the principal executive offices of the Company at One Capital Drive, Lake Forest, California 92630, on Monday, August 13, 2001 at 10:00 A.M. local time, or any adjournment thereof.

QUORUM  AND VOTING

         Proxies are solicited to give all Stockholders of record at the close of business on July 9, 2001 (the "Record Date"), an opportunity to vote on matters that come before the Meeting. Shares of Common Stock (the "Shares") can be voted only if the Stockholder is present in person or is represented by proxy. The presence, in person or by proxy, of the holders of a majority of the total outstanding voting Shares is necessary to constitute a quorum at the Meeting.

         When your Proxy Card is returned properly signed, the Shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed Proxy Card. If your Proxy Card is signed and returned without specifying choices, the Shares will be voted as recommended by the Board of Directors. Abstentions marked on the Proxy Card and broker non-votes are voted neither "for" nor "against" items being voted upon, but are counted in the determination of a quorum.

         As of the record date, there were 3,389,487 Shares outstanding. Each outstanding Share is entitled to one vote on each matter properly brought before the Meeting other than the election of Directors, which is by cumulative voting.

SOLICITATION AND COST

         The Company will bear all costs and expenses related to this solicitation of proxies by the Board of Directors, including the costs of preparing, printing, and mailing to the Stockholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mails, the Directors, officers, and employees of the Company, without receiving additional compensation, may solicit proxies personally, by telephone, or by any other means of communication.

REVOCABILITY OF PROXY

         If you wish to give your proxy to someone other than the persons designated by the Board of Directors, all names appearing on the enclosed Proxy Card must be crossed out and the name of another person or persons inserted. The signed card must be presented at the Meeting by the person or persons representing you. You may revoke your proxy at any time before it is voted at the Meeting by executing a later-dated proxy, by voting by ballot at the Meeting, or by filing a written revocation of your proxy with the Company before the Meeting.

         YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If you do attend, you may vote by ballot at the Meeting, thereby canceling any proxy previously given.

         As a matter of policy, proxies, ballots, and voting tabulations that identify individual Stockholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing Proxy Cards and tabulating the vote. The vote of any Stockholder is not disclosed except as may be necessary to meet legal requirements.

DOCUMENTS  INCORPORATED BY REFERENCE

         The Company specifically incorporates the Financial Statements for the year ended December 31, 2000, filed as part of the 2000 Annual Report on Form 10-KSB in response to Item 13 of the 10-KSB. The Annual Report and attached Financial Statements should have been enclosed in the mailing containing this Proxy Statement. If you did not receive a copy of the Annual Report and attached Financial Statement, please contact the Company and request that the information be sent to you. A copy of the 2000 Annual Report may be obtained from the Company without cost to the requesting Stockholder by contacting the Company.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

         As of the Record Date for the Annual Meeting of Stockholders, the number of issued and outstanding shares of Common Stock totaled 3,389,487.

PRINCIPAL STOCKHOLDERS

         The following table sets forth information concerning the beneficial ownership of the Company's Shares as of April 30, 2001 for (i) each current Director and each nominee for Director (ii) each named executive officer of the Company as defined in 402(a)(2) of Regulation S-B of the Securities Act of 1933,
(iii) all persons known by the Company to beneficially own more than 5% of the Company's voting Shares, and (iv) all executive officers and Directors of the Company as a group.

NAME AND ADDRESS OF BENEFICIAL OWNERS (1)        NUMBER OF SHARES (2)                   PERCENT OF TOTAL (3)
-----------------------------------------        --------------------                   --------------------
Osamah S. Bakhit                                   1,799,498 (4)                               50.0%
William D. King                                      656,624 (5)                               16.5%
Kurt Butenhoff                                       241,244                                    7.2%


                                     Page 2


Bruce H. Haglund                                     185,000 (6)                                5.3%
Saleem S. Naber                                       65,000 (7)                                1.9%
Jeffrey G. Ward                                       30,000 (8)                                  *
John B. Jacobs                                        66,666 (9)                                1.9%
William T. Walker                                     40,000 (10)                               1.2%
Gary L. Joslin                                        86,666 (11)                               2.5%
All officers  and  directors as a group            1,129,956 (12)                              26.1%
(7 persons)
                                                                                          *LESS THAN 1%

----------

(1) Unless otherwise noted, the Company believes that all Shares are beneficially owned and that all persons named in the table or family members have sole voting and investment power with respect to all Shares owned by them. Unless otherwise indicated, the address of each Stockholder is One Capital Drive, Lake Forest, California 92630.
(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options.
(3) Assumes 3,389,487 Shares outstanding plus the number of Shares issuable to each person named upon the exercise of presently exercisable stock options held by such person. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.
(4) Includes 160,000 stock options presently exercisable at $1.00 per share and 51,050 stock options presently exercisable at $5.00 per share.
(5) Includes 15,000 stock options presently exercisable at $1.00 per share and 12,500 stock options presently exercisable at $5.00 per share.
(6)  Includes 350,000 stock options presently exercisable at $0.25 per share.
(7) Includes 15,000 stock options presently exercisable at $1.00 per share and 8,333 stock options presently exercisable at $5.00 per share.
(8) Includes 15,000 stock options presently exercisable at $1.00 per share and 15,000 stock options presently exercisable at $5.00 per share.
(9)  Represents 33,000 stock options presently exercisable at $1.00 per share.
(10) Includes 10,000 stock options presently exercisable at $1.00 per share and 5,000 stock options presently exercisable at $5.00 per share.
(11) Includes 28,333 stock options presently exercisable at $1.00 per share and 16,665 stock options presently exercisable at $5.00 per share.
(12) Includes 945,247 options presently exercisable at prices ranging from $1.00 to $5.00 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In December 1995 and December 1996, the Company loaned Osamah S. Bakhit, the founder, majority shareholder, and former Chairman of the Board and Chief Executive Officer of the Company, $328,718 and $80,000, respectively. The loans bear interest at the rate of 6% per annum. Interest on the loans has been satisfied through December 31, 2000 through a reduction in liability due Mr. Bakhit pursuant to his consulting agreement with the Company. The Board of Directors of the Company extended the due date of the balance of principal and interest until December 31, 2001 in consideration of Mr. Bakhit's personal guaranty of the Company's current credit facility and his pledge of 1,000,000 of his shares of Common Stock to secure the indebtedness of the Company through December 15, 2002. Mr. Bakhit received $307,292 in consulting fees for the year ended December 31, 2000. The Company anticipates that Mr. Bakhit's compensation for the year ending December 31, 2001 will be approximately $300,000.

          Gibson, Haglund & Paulsen, the law firm in which Bruce H. Haglund, a member of the Board of Directors, is a principal, billed the Company $20,862 for legal services in 2000. The Company made a $10,000 payment for services rendered in previous years and owed the law firm $45,239 at December 31, 2000. Mr. Haglund was also granted stock options in 1996 to purchase 10,000 shares of Common Stock of the Company at $5.00 per share, all of which are currently exercisable, stock options in 1997 to purchase 10,000 shares of Common Stock of the Company at $5.00 per share, all of which are currently exercisable, and stock options in 1999 to purchase 30,000 shares of Common Stock of the Company at $1.00 per share, all of which are currently exercisable. In August 2000, Mr. Haglund was granted an additional option to purchase 30,000 shares of Common Stock at an exercise price of $1.00 per share, all of which options are currently exercisable.

COMPLIANCE WITH SECTION 16 (A) OF THE EXCHANGE ACT

         Section 16 (a) of the Securities Exchange Act requires the Company's officers, Directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, Directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file. The Company believes that all filing requirements applicable to its Officers, Directors, and greater than 10% beneficial owners were complied with in 2000.

BOARD OF DIRECTORS

         The Board of Directors has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company. However, in accordance with corporate governance principles, the Board is not involved in day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business through discussions with the officers of the Company, by reviewing analyses and reports sent to them, and by participating in Board and committee meetings.

     The Board held four formal meetings during 2000. All Directors attended more than 75% of the Meetings held. In addition to its formal meetings, the Board met numerous times informally.

COMMITTEES

         The Company's Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of the Company and reviewing with the independent auditors the scope and results of the audits, the internal accounting controls of the Company, audit practices, and the professional services furnished by independent auditors. The Board of Directors has not adopted a written charter for the Audit Committee. The Audit Committee held four formal Audit Committee meetings in 2000. All members of the Audit Committee attended more than 75% of the Audit Committee meetings. In addition to its formal meetings, the Audit Committee met numerous times informally. The current members of the Audit Committee are Bruce H. Haglund, Chairman, Saleem S. Naber, and William T. Walker, Jr. A copy of the Audit Committee's Charter is attached to this Proxy Statement as Exhibit "A."

         In September 1997, the Company formed an Executive Committee. The current members of the Executive Committee are William D. King, the Chief Executive Officer, Bruce H. Haglund, Chairman of the Audit Committee, Jeffrey G. Ward, the Executive Vice President, and Gary L. Joslin, the Vice President-Finance and Chief Financial Officer. Mr. King is the current chairman of the Executive Committee. The Committee meets periodically to oversee the Company's operations.

COMPENSATION OF DIRECTORS

         The Company's policy is to pay $2,500 quarterly to Directors who are not employees or consultants of the Company for their services as directors. The Company reimburses reasonable out-of-pocket expenses of directors for attendance at meetings. Members of the Board of Directors are also eligible to receive stock option grants. In 2000, Messrs. Haglund, Naber, and Walker each received options to purchase Shares at $1.00 per share, all of which options are currently vested. Mr. Haglund received 30,000 options and Messrs. Naber and Walker received 20,000 options.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for
(i) any breach of their duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Company's Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law, its directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. Under Delaware law, the directors have a fiduciary duty to the Company which is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each Director will continue to be subject to liability under Delaware law for breach of the director's duty of loyalty to the Company for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the director's responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. In addition, the Company has obtained liability insurance for its officers and directors.

         The Certificate of Incorporation also provides that the Company shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, all of its present and former officers and directors, and any party agreeing to serve as an officer, director or trustee of any entity at the Company's request, in connection with any civil or criminal proceeding threatened or instituted against such party by reason of actions or omissions while serving in such capacity. Indemnification by the Company includes payment of expenses in defense of the indemnified party in advance of any proceeding or final disposition thereof. The rights to indemnification provided in this provision do not preclude the exercise of any other indemnification rights by any party pursuant to any law, agreement or vote of the stockholders or disinterested directors of the Company.

         Section 145 of the Delaware General Corporation Law generally allows the Company to indemnify the parties described in the preceding paragraph for all expenses, judgments, fines, and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Company if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (1) by the Board of Directors by a majority vote of directors who are not parties to such proceedings, or (2) if there are no such directors or at the order of such directors, by independent legal counsel in a written opinion, or (3) by the stockholders.


                              ELECTION OF DIRECTORS
                           (ITEM #1 ON THE PROXY CARD)

         The Certificate of Incorporation, as amended (the "Certificate"), of the Company provides that the number of Directors shall consist of not less than three and not more than 12 members. The Certificate also provides for a "classified" Board of Directors, dividing the Directors into three classes, designated Class I, Class II, and Class III, with each class consisting of one-third of the total number of Directors, as nearly as possible. The term of the initial Class I Directors was to terminate at the 1997 annual meeting of stockholders, the term of the initial Class II Directors was to terminate at the 1998 meeting, and the term of the initial Class III Directors was to terminate at the 1999 meeting. The Certificate provides that successors to the class of directors whose term was to expire at each annual meeting of stockholders are to be elected for a three-year term. However, each of the Director nominees is being nominated for a one-year term or until the next annual meeting of stockholders, whichever occurs later.

         Although the Company is a Delaware corporation, under Section 2115 of the California Corporations Code, certain provisions of the California Corporations Code apply to the Company because of the residence of the Company's stockholders and the extent of its business operations and assets in California. The provisions include those pertaining to the requirement of cumulative voting and those allowing classified boards of directors for "listed" corporations. Because the Company does not qualify under California law for a classified Board, the Directors to be elected at the Meeting will be elected until the next annual meeting of the stockholders.

         Five members of the Board of Directors are to be elected at the Meeting. The five nominees selected by the Board of Directors are listed on the following pages. Stockholders have cumulative voting rights when voting for Directors; accordingly, any Stockholder may multiply the number of Shares he or she is entitled to vote by the number of Directors to be elected and allocate votes among the candidates in any manner. There are no conditions precedent to the exercise of the right to cumulate votes in the election of Directors of the Company; Stockholders may exercise such cumulative voting rights, either in person or by proxy, with or without advance notice to the Company. The five Director nominees receiving the highest number of votes will be elected. Any Shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote.

         The Board of Directors intends to vote proxies equally for the five nominees unless otherwise instructed on the Proxy Card. If you do not wish your Shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the Proxy Card. If at the time of the Meeting one or more of the nominees have become unavailable to serve, Shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors.

         Directors elected at the Meeting will hold office until the next Annual Meeting or until their successors have been elected and qualified. For each nominee there follows a brief listing of principal occupation for at least the past five years, other major affiliations, and age as of July 12, 2001.

NOMINEES FOR ELECTION AS DIRECTORS

         The names, ages, and positions of the nominees for election as Directors are as follows:

      EXECUTIVE                     AGE                           TITLE                               FIRST ELECTED
      ---------                     ---                           -----                               -------------
      William D. King               59    Chief Executive Officer, Chairman and Director                  2000
      Gary L. Joslin                63    Chief Financial Officer and Director                            1998
      Bruce H. Haglund              50    Secretary, Director, Chairman of the Audit Committee            1996
      William T. Walker, Jr.        69    Director and Member of the Audit Committee                      1997
      Saleem S. Naber               71    Director                                                        1998

WILLIAM D. KING, CHIEF EXECUTIVE OFFICER, CHAIRMAN AND DIRECTOR. Mr. King became Chief Executive Officer, Chairman and a Director of the Company in January 2000. Prior to his involvement with the Company, Mr. King held various executive positions from 1969 to 1994 when he retired as President of Electrical and Mechanical groups of JWP, Inc. Mr. King holds an MBA from Harvard University's Graduate School of Business Administration and a Bachelor of Science degree from the University of North Carolina. Mr. King is also a member of the Executive Committee of the Company. Mr. King is also a member of the Board of Directors of First Bank of Beverly Hills, a subsidiary of Wilshire Financial Services Group.

GARY L. JOSLIN, CHIEF FINANCIAL OFFICER AND DIRECTOR. Mr. Joslin, who became Chief Financial Officer and Director in April 1998, served as a management and financial consultant prior to joining ADI. Previously, he served as a senior financial executive in the wholesale and retail segments of the building materials and equipment industry for companies ranging in size from $70 million to $450 million, including Prime Source, Inc. He also served in numerous financial positions with Wickes Companies, a multi-billion-dollar conglomerate involved in retailing, wholesaling, and manufacturing. Mr. Joslin holds a Bachelor of Science degree in Accounting from California State University - Long Beach and is a certified public accountant. Mr. Joslin is also a member of the Executive Committee of the Company.

BRUCE H. HAGLUND, SECRETARY AND DIRECTOR. Mr. Haglund has served as General Counsel of the Company since 1992 and has served as Secretary and a director of the Company from June 1996 to present. He has served as a Director of the Company since 1989. Mr. Haglund is a principal in the law firm of Gibson, Haglund & Paulsen in Orange County, California where he has been engaged in the private practice of law since 1980. He is also a member of the Boards of Directors of Metalclad Corporation and HydroMaid International, Inc., and is the Secretary of Liquitek Enterprises, Inc. Mr. Haglund has a J.D. from the University of Utah College of Law. Mr. Haglund is also the Chairman of the Audit Committee of the Board and a member of the Executive Committee of the Company.

WILLIAM T. WALKER, JR., DIRECTOR. Mr. Walker became a director of the Company in March 1997. Mr. Walker founded Walker Associates, a corporate finance consulting firm for investment banking, in 1985 and has participated in or been instrumental in completing over $250 million in public and private offerings since its inception. Prior to forming Walker Associates, Mr. Walker served as executive Vice President, Manager of Investment Banking, Member of the Board and Executive Committee and Chairman of the Underwriting Committee for Bateman Eichler Hill Richards, a New York Stock Exchange Member firm. Mr. Walker is also a member of the Board of Directors of Fortune Petroleum Corporation and Go-Video, Inc., both public companies traded on the American Stock Exchange. Mr. Walker attended Stanford University. Mr. Walker is also a member of the Audit Committee of the Board.

SALEEM S. NABER, DIRECTOR. Mr. Naber, who became Chief Executive Officer, President and a Director of the Company in April 1998. Mr. Naber resigned as an officer of the Company in January 2000 and is now exclusively a Director of the Company. Mr. Naber has over 40 years of experience in the aerospace industry, primarily with Lucas Aerospace and Western Gear Corporation, acquired by Lucas in 1988. His responsibilities with Lucas ranged from Design Engineer of Precision Products to President of Lucas Western, Inc., the $400 million U.S. division of Lucas. Mr. Naber's most recent post before joining the Company was Managing Director of Lucas Aerospace, Aircraft Systems Division, the position he held when he resigned in 1996. Mr. Naber received a Bachelor of Science degree in Electrical Engineering from the University of California - Berkeley and pursued post-graduate courses at the University of Southern California and the University of California, Los Angeles. Mr. Naber is also a member of the Audit Committee.

         Management intends to vote for the directors as nominated.

EXECUTIVE OFFICERS

         The names, ages, and positions of the Company's executive officers and key consultants as of the date of this Proxy Statement are as follows (resumes also follow for those officers and key consultants who are not also nominees for Directors):

                NAME        AGE                POSITION WITH THE COMPANY        FIRST ELECTED
                ----        ---                -------------------------        -------------
      William D. King       59       Chairman, Chief Executive Officer               1999
      Jeffrey G. Ward       41       Executive Vice President                        1993
      John B. Jacobs        36       Senior Vice President                           1999
      Gary L. Joslin        63       Chief Financial Officer                         1998
      Osamah S. Bakhit      51       Founder, Marketing and Sales Advisor            1988

JEFFREY G. WARD, EXECUTIVE VICE PRESIDENT. Mr. Ward has over 16 years of aircraft experience and currently oversees and lends leadership to the extensive sales team at ADI. Prior to joining the Company in 1993, Mr. Ward was a sales representative for System Industries. He was a sales consultant to the aerospace industry with key accounts including the U.S. military and major aerospace manufacturers. Prior to System Industries, Mr. Ward was a sales representative for Eastman Kodak Company. Mr. Ward also served in the United States Marine Corps for seven years as a naval aviator. Mr. Ward has a B.A. in Economics and German from the University of Virginia.

JOHN B. JACOBS, SENIOR VICE PRESIDENT. Mr. Jacobs has over 12 years of management experience in aircraft material sales and leasing. Prior to joining the Company in July 1999, he was vice president of Airmotive, Inc., an international aircraft parts redistributor, where he held various sales positions for over nine years. He has been active in the aircraft industry since 1988. Mr. Jacobs oversees sales, marketing and operations for the company. Mr. Jacobs holds a Bachelor of Arts degree in International Marketing and Management from California State University, Fullerton.

OSAMAH S. BAKHIT, MARKETING AND SALES ADVISOR. Mr. Bakhit, the founder of the Company, was Chief Executive Officer, President, Chairman and a Director of the Company from its inception until his resignation as an officer and Director of the Company in November 1997. He is no longer an executive officer of the Company, but consults with the Company on a full-time basis as a marketing and sales advisor. Mr. Bakhit has over 17 years of aircraft experience. Prior to forming the Company in 1988, Mr. Bakhit was CEO of Bakhit Enterprises, a company that purchased heavy construction vehicles and material for General Enterprise Company. Mr. Bakhit worked for General Enterprise Company in Amman, Jordan, where he managed overall construction operations. His duties included supervising the construction of Queen Alia International Airport in Jordan. Mr. Bakhit attended the University of California, Irvine.

                        REPORT ON EXECUTIVE COMPENSATION

         The Company's compensation programs are designed to link executives' compensation to the performance of the Company. The annual salary paid to executives over the past three years reflect fixed amounts that are deemed competitive for executives with comparable ability and experience in the industry.

COMPENSATION OF OFFICERS

SUMMARY COMPENSATION TABLE

                           ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
-------------------------------------------------------------------------------------------------
       Name and                                      OTHER              AWARDS          PAYOUTS          ALL
       Principal     YEAR    SALARY      BONUS      ANNUAL      ---------------------------------
       Position                ($)        ($)       COMPEN-     Restricted  options/     LTIP         OTHER (1)
                                                    SATION       stock ($)  SARs (#)  Payouts ($)
-------------------------------------------------------------------------------------------------------------------
 William D. King     1998           -       -           -            -          -          -               -
                     -----------------------------------------------------------------------------------------------
   CEO (2)           1999      14,086       -           -            -       950,000       -               -
                     ----------------------------------------------------------------------------------------------
                     2000     146,369       -           -            -          -          -               -
-------------------------------------------------------------------------------------------------------------------
John B. Jacobs       1998           -       -           -            -          -          -               -
                     ----------------------------------------------------------------------------------------------
    VP (3)           1999      89,544       -           -            -       100,000       -               -
                     ----------------------------------------------------------------------------------------------
                     2000     253,974       -           -            -          -          -               -
-------------------------------------------------------------------------------------------------------------------
Jeffrey G. Ward      1998     196,185       -           -            -          -          -               -
                     ----------------------------------------------------------------------------------------------
                     1999     184,226       -           -            -       15,000        -               -
                     ----------------------------------------------------------------------------------------------
   EXEC. VP          2000     200,113       -           -            -          -          -               -
-------------------------------------------------------------------------------------------------------------------
Gary L. Joslin       1998     114,081       -           -            -       50.000        -               -
                     ----------------------------------------------------------------------------------------------
   CFO (4)           1999     153,002       -           -            -       45,000        -               -
                     ----------------------------------------------------------------------------------------------
                     2000     171,460       -           -            -          -          -               -
-------------------------------------------------------------------------------------------------------------------


(1) The remuneration described in the table does not include the cost to the Company of benefits furnished to the named executive officers, including premiums for health insurance and other personal benefits provided to such individual that are extended to all employees of the Company in connection with their employment. The value of such benefits cannot be precisely determined; however, the executive officers named above did not receive other compensation in excess of the lesser of $50,000 or 10% of such officers' cash compensation. Other annual compensation consists of automobile lease payments, automobile insurance, and certain other perquisites paid by the Company.
(2) Mr. King was appointed as the Company's Chief Executive Officer in January 2000.
(3)  Mr. Jacobs was appointed as the Company's Senior Vice President in July
     1999.
(4) Mr. Joslin was appointed as the Company's Chief Financial Officer in June 1998.

OPTION GRANTS IN LAST FISCAL YEAR--INDIVIDUAL GRANTS

         A total of 70,000 options exercisable at $1.00 per share were granted to directors of the Company in 2000. No other options were granted in 2000. Options to purchase 20,000 shares of Common Stock were granted to each of Messrs. Naber and Walker. Options to purchase 30,000 shares of Common Stock were granted to Mr. Haglund. All of the options granted in 2000 are fully vested.

AGGREGATED OPTION/SAR EXERCISES IN THE YEAR ENDED DECEMBER 31, 2000 AND OPTION VALUES AT DECEMBER 31, 2000

     The following table sets forth the number of options, both exercisable and unexercisable, held by each of the named executive officers of the Company and the value of any in-the-money options at December 31, 2000 (assuming a market value of $2.50 on December 31, 2000):

                                                                       Number of               Value of
                                                                      Unexercised            in-the-Money
                                                                      Options at              Options at
                                                                      December 31,            December 31,
                                 Shares                                  2000                    2000
                                Acquired           Value                 ----                    ----
                               on Exercise       Realized            Exercisable/            Exercisable/
                                   (#)              ($)              Unexercisable           Unexercisable
------------------------------------------------------------------------------------------------------------
     William D. King          37,209           $47,628              581,915/300,000      $1,084,351/$384,000
     John B. Jacobs               -0-              $-0-              66,666/33,334          $99,999/$50,001
     Gary L. Joslin               -0-              $-0-              86,666/8,334           $54,999/$12,501
     Jeffrey G. Ward              -0-              $-0-              30,000/-0-             $22,500/$-0-

         The following table sets forth the number of options, both exercisable and unexercisable, held by each of the named executive officers of the Company as of April 30, 2001:

                                                             Exercise    Exercise   Exercise    Exercise
                                                             Price of    Price of   Price of    Price of
                                                              Options    Options     Options     Options
                                                               $0.25      $1.22       $1.00       $5.00
                                                               -----      -----       -----       -----
EXERCISABLE:
William D. King                                                 350,000    231,915           0           0
Jeffrey G. Ward                                                       0          0      15,000      15,000
John B. Jacobs                                                        0          0      66,666           0
Gary L. Joslin                                                        0          0      36,666      50,000

NOT EXERCISABLE:
William D. King                                                       0    300,000           0           0
Jeffrey G. Ward                                                       0          0           0           0
John B. Jacobs                                                        0          0      33,334           0
Gary L. Joslin                                                        0          0       8,334           0


                     RATIFICATION OF APPOINTMENT OF AUDITORS
                             (ITEM 2 ON PROXY FORM)

GENERAL

         Grant Thornton, LLP has been the Company's independent auditors since 1997. There are no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. At a meeting on April 30, 2001, the Board of Directors unanimously approved the recommendation of the Audit Committee for the appointment of Grant Thornton to audit the financial statements of the Company for 2001. This selection is subject to ratification or rejection by the Stockholders.

         Grant Thornton has no financial interest in the Company. A representative of Grant Thornton is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

         Grant Thornton performed various audit and other services for the Company during 2000. Such services included an audit of annual financial statements, interim reviews of quarterly financial statements, review and consultation connected with certain filings with the SEC, internal control reviews required by certain contractual agreements or requested by the Company's management, consultation on tax, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

AUDIT FEES

         Following is a summary of the 2000 fees paid to Grant Thornton for the audit of the Company's December 31, 1999 financial statements and reviews of quarterly reports filed with the SEC in 2000:

                                                            ALL OTHER
                                                      ----------------------
    PAYMENTS IN             ANNUAL                     AUDIT-     NON-AUDIT-      TOTAL
    YEAR ENDED               AUDIT         TAX        RELATED       RELATED     ALL OTHER      TOTAL
    ----------               -----         ---        -------       -------     ---------      -----
December 31, 2000          $285,000      $9,720         $-0-         $-0-         $-0-       $294,720


         The Company has accrued approximately $175,000 through April 30, 2001 for the audit of the December 31, 2000 consolidated financial statements by Grant Thornton, and the Company is current in the payment of fees due Grant Thornton.

REPORT OF THE AUDIT COMMITTEE

         The Board of Directors of the Company has appointed an Audit Committee currently composed of three directors: Bruce H. Haglund, Chairman and the Company's Secretary and general counsel, Saleem S. Naber, and William T. Walker, Jr. All three members of the Audit Committee are "independent" as defined in the Nasdaq-listing standards.

         The Board of Directors has adopted a written charter for the Audit Committee. A copy of that Charter is included as Exhibit "A" to this Proxy Statement. The Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles. The Audit Committee met three times in 2000.

         The Audit Committee has reviewed and discussed the Company's audited financial statements with management and with Grant Thornton, the Company's independent auditors for 2000.

         The Audit Committee has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61.

         The Audit Committee has received from Grant Thornton the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Grant Thornton `s independence with them, and has considered the compatibility of non-audit services with the auditors' independence.

         Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                       The Audit Committee

                                       Bruce H. Haglund, Chairman
                                       Saleem S. Naber
                                       William T. Walker, Jr.

USE OF THE REPORT OF THE AUDIT COMMITTEE AND AUDIT COMMITTEE CHARTER

         In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any future filing under the

Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

VOTE REQUIRED

         Ratification of the appointment of auditors requires a majority of the votes cast thereon. Any Shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote. If the Stockholders do not ratify this appointment, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee. The affirmative vote of a majority of the outstanding Shares is required to approve this proposal. Management intends to vote "FOR" the proposal to ratify the auditors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE AUDITORS, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Stockholders proposals intended for inclusion in next years proxy statement should be sent via certified mail-return receipt requested to Bruce H. Haglund, Secretary, Aviation Distributors, Inc., One Capital Drive, Lake Forest, California 92630, and must be received by March 1, 2002.

                         MISCELLANEOUS AND OTHER MATTERS

         Management knows of no matters to come before the Meeting other than those specified herein. If any other matter should come before the Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

DOCUMENTS  INCORPORATED BY REFERENCE

         The Company specifically incorporates the Financial Statements for the year ended December 31, 2000, filed as part of the 2000 Annual Report on Form 10-KSB in response to Item 13 of the 10-KSB. The Annual Report and attached Financial Statements should have been enclosed in the mailing containing this Proxy Statement. If you did not receive a copy of the Annual Report and attached Financial Statement, please contact the Company and request that the information be sent to you. A copy of the 2000 Annual Report may be obtained from the Company without cost to the requesting stockholder by contacting the Company.


         A COPY OF THE COMPANY'S CURRENT ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, IS BEING MAILED TO EACH STOCKHOLDER TOGETHER WITH THIS PROXY STATEMENT. ADDITIONAL COPIES MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITING TO: AVIATION DISTRIBUTORS, INC., ONE CAPITAL DRIVE, LAKE FOREST, CALIFORNIA 92630. COPIES OF ANY EXHIBITS TO THE ANNUAL REPORT, SPECIFICALLY LISTED IN THE ANNUAL REPORT, MAY BE OBTAINED BY STOCKHOLDERS WITH A CHARGE EQUAL TO THE COMPANY'S COST TO COPY AND SEND ANY REQUESTED EXHIBIT.

                                   EXHIBIT "A"

                           AVIATION DISTRIBUTORS, INC.

                             AUDIT COMMITTEE CHARTER

                           (ADOPTED ON JUNE 19, 2000)

I.       ORGANIZATION

         There shall be a committee of the Board of Directors ("Board") for AVIATION DISTRIBUTORS, INC., a Delaware corporation (the "Corporation"), to be known as the Audit Committee (the "Committee"). The Committee shall be composed of directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member.

         The Committee shall be comprised of three (3) or more directors as determined by the Board. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

II.      PURPOSE

         The Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. It shall be the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Corporation. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels.

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's business conduct guidelines.

         In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

                                 Exhibit "A- 1"

         The Committee's primary duties and responsibilities are to:

               - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

               - Review and appraise the audit efforts of the Corporation's independent accountants and financial management of the corporation.

               - Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board.

         The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

III.     MEETINGS

         The Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or its chair should meet with the independent accountants and management annually to review the Corporation's financials in accordance with Section IV of this Charter.

IV.      RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

DOCUMENTS/REPORTS REVIEW

         Review and update this Charter periodically (at least annually) as conditions dictate.

         Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

         Review with financial management and the independent accountants, the Annual Report on Form 10-K prior to its filing or prior to the release of earnings. The chairman of the Committee may represent the entire Committee for purposes of this review.

         Issue annually a report to be included in the Corporation's proxy statement as required by the rules of the Securities and Exchange Commission.

         Discuss with management and/or the Corporation's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Corporation's financial statements, and any material reports or inquires from regulatory or governmental agencies.

INDEPENDENT ACCOUNTANTS

         Recommend to the Board the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants independence. The Committee shall be responsible for obtaining a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1.


                                 Exhibit "A- 2"

         Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         Periodically consult with the independent accountants out of the presence of financial management about internal controls and the fullness and accuracy of the Corporation's financial statements.

FINANCIAL REPORTING PROCESSES

         In consultation with the independent accountants and the financial management, review the integrity of the Corporation's financial reporting processes, both internal and external.

         Consider the independent accountants judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, or financial management.

PROCESS IMPROVEMENT

         Establish regular and separate systems of reporting to the Committee by each of financial management, and the independent accountants regarding any significant judgments made in financial management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

         Following completion of the annual audit, review separately with each of financial management, and the independent accountants, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         Review any significant disagreement among financial management and the independent accountants in connection with the preparation of the financial statements.

         Review with the independent accountants and financial management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented; provided such review shall be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

COMPLIANCE

         Review activities, organizational structure, and qualifications of financial management of the corporation.

         Perform any other activities consistent with this Charter, the Corporation's by-laws and governing law, as the Committee or the Board deem necessary or appropriate.


                                 Exhibit "A- 3"

                               [SIDE ONE OF CARD]






                           AVIATION DISTRIBUTORS, INC.

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2001


         The undersigned hereby constitutes and appoints Bruce H. Haglund and Gary L. Joslin, and each of them, the true and lawful attorneys, agents, and proxies of the undersigned, with full power of substitution, to vote with respect to all the shares of Common Stock, par value $.001, of AVIATION DISTRIBUTORS, INC., standing in the name of the undersigned at the close of business on May 11, 2001, at the Annual Meeting of Stockholders to be held June 26, 2001, and at any and all adjournments and postponements thereof, to vote:

1.       Election of Directors:                   FOR all nominees listed below
                                      ---------   (Except as marked to the contrary below)

                                                  WITHHOLD AUTHORITY
                                      ---------

         WILLIAM D. KING, GARY L. JOSLIN, BRUCE H. HAGLUND, WILLIAM T. WALKER, JR., SALEEM S. NABER.


2.       To consider and ratify the appointment of GRANT THORNTON LLP as independent auditor of the
         Company for the fiscal year ending December 31, 2001:

                     FOR                       AGAINST                      ABSTAIN
         ---------                  --------                    ---------


3. In their discretion, the Board of Directors is authorized to vote this Proxy upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                               [SIDE TWO OF CARD]



         The shares represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder. If no directions to the contrary are made, this Proxy will be voted FOR the election of all of the director nominees named above and FOR approval of Proposal 2, if necessary.


                                            DATED: ______________________ , 2001


                                            ____________________________________
                                                (Signature)

                                            ____________________________________
                                                (Signature if held jointly)


                            IMPORTANT: Please sign exactly as your name appears at the left. Each joint owner should sign. Executors, administrators, trustees, should give full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                            Please mark, sign, date, and return promptly.


                                       THIS PROXY IS BEING SOLICITED
                                    ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF AVIATION DISTRIBUTORS, INC.